Exhibit 10.7

Veeva Systems Inc.

2013 Equity Incentive Plan

Adopted on August 21, 2013

Veeva Systems Inc.
2013 Equity Incentive Plan

ARTICLE 1.   INTRODUCTION.

The Board adopted the Plan to become effective immediately, although no Awards may be granted prior to the IPO Date.  The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), SARs, Restricted Shares, Stock Units and Performance Cash Awards.

ARTICLE 2.   ADMINISTRATION.

2.1General.  The Plan may be administered by the Board or one or more Committees.  Each Committee shall have the authority and be responsible for such functions as have been assigned to it.

2.2Section 162(m).  To the extent an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Code Section 162(m).

2.3Section 16.  To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.4Powers of Administrator.  Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine whether and to what extent any Performance Goals have been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.

2.5Effect of Administrator’s Decisions.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

2.6Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 3.   SHARES AVAILABLE FOR GRANTS.

3.1Basic Limitation.  Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a)  the number of Common Shares reserved under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) that are not issued or subject to outstanding awards under the 2012 Plan on the IPO Date, (b) any Common Shares subject to outstanding options under the 2012 Plan and the Company’s 2007 Stock Plan (collectively, the “Predecessor Plans”) on the IPO Date that subsequently expire or lapse unexercised and Common Shares issued pursuant to awards granted under the Predecessor Plans that are outstanding on the IPO Date and that are subsequently forfeited to or repurchased by the Company and (c) the additional Common Shares described in Sections 3.2 and 3.3; provided, however, that no more than 30,789,290 Common Shares, in the aggregate, shall be added to the Plan pursuant to clauses (a) and (b).  The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan.  The numerical limitations in this Section 3.1 shall be subject to adjustment pursuant to Article 9.

3.2Annual Increase in Shares.  As of the first business day of each fiscal year of the Company during the term of the Plan, commencing on February 1, 2014, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the least of (a) 5% of the total number of shares of all classes of the Company’s common stock actually issued and outstanding on the last business day of the prior fiscal year (excluding any rights to purchase Common Shares that may be outstanding, such as options or warrants), (b) 13,750,000 Common Shares (subject to adjustment pursuant to Article 9), or (c) a number of Common Shares determined by the Board.

3.3Shares Returned to Reserve.  To the extent that Options, SARs or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan.  If SARs are exercised or Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Stock Units, as applicable, shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan.  If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan.  Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan.  To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

3.4Awards Not Reducing Share Reserve in Section 3.1.  Any dividend equivalents paid or credited under the Plan with respect to Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units.  In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Section 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.5Code Section 162(m) and 422 Limits.  Subject to adjustment in accordance with Article 9:

(a)The aggregate number of Common Shares subject to Options and SARs that may be granted under this Plan during any fiscal year to any one Participant shall not exceed 6,800,000;

(b)The aggregate number of Common Shares subject to Restricted Share awards and Stock Units that may be granted under this Plan during any fiscal year to any one Participant shall not exceed 3,500,000;

(c)No Participant shall be paid more than $2,000,000 in cash in any fiscal year pursuant to Performance Cash Awards granted under the Plan; and

(d)No more than 30,789,290 Common Shares plus the additional Common Shares described in Section 3.2 may be issued under the Plan upon the exercise of ISOs.

ARTICLE 4.   ELIGIBILITY.

4.1Incentive Stock Options.  Only Employees who are common‑law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.  In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2Other Awards.  Awards other than ISOs may only be granted to Service Providers.

ARTICLE 5.   OPTIONS.

5.1Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2Number of Shares.  Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant.  The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4Exercisability and Term.  Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable.  The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant.  A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5Death of Optionee.  After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries.  Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death.  If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

5.6Modification or Assumption of Options.  Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

5.7Buyout Provisions.  The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

5.8Payment for Option Shares.  The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased.  In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(a)Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

(b)By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c)Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or

(d)Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6.   STOCK APPRECIATION RIGHTS.

6.1SAR Agreement.  Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company.  Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2Number of Shares.  Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3Exercise Price.  Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.  The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4Exercisability and Term.  Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable.  The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant.  A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

6.5Exercise of SARs.  Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine.  The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.  If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.  A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6Death of Optionee.  After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries.  Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death.  If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.

6.7Modification or Assumption of SARs.  Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR.

ARTICLE 7.   RESTRICTED SHARES.

7.1Restricted Stock Agreement.  Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2Payment for Awards.  Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, full-recourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3Vesting Conditions.  Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  Such conditions, at the Administrator’s discretion, may include one or more Performance Goals.  A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.

7.4Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides.  A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid.  In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

ARTICLE 8.   STOCK UNITS.

8.1Stock Unit Agreement.  Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company.  Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

8.2Payment for Awards.  To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

8.3Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting, as determined by the Administrator.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement.  Such conditions, at the Administrator’s discretion, may include one or more Performance Goals.  A Stock Unit Agreement may provide for accelerated vesting upon certain specified events.

8.4Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one

Common Share while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both.  Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

8.5Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) Common Shares, (b) cash or (c) any combination of both, as determined by the Administrator.  The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days.  Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.

8.6Death of Recipient.  Any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries.  Each recipient of Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death.  If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

8.7Modification or Assumption of Stock Units.  Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

8.8Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 9.   ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.

9.1Adjustments.  In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made to the following:

(a)The number and kind of shares available for issuance under Article 3, including the numerical share limits in Sections 3.1, 3.2 and 3.5;

(b)The number and kind of shares covered by each outstanding Option, SAR and Stock Unit; or

(c)The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing.

Any adjustment in the number of shares subject to an Award under this Article 9 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share.  Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2Dissolution or Liquidation.  To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3Corporate Transactions.  In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Section 14.5(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:

(a)The continuation of such outstanding Award by the Company (if the Company is the surviving entity);

(b)The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;

(c)The substitution by the surviving entity or its parent of an equivalent  award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;

(d)The cancellation of the unvested portion (after taking into account any vesting occurring at or prior to the effective time of the transaction) of any such outstanding Award without payment of any consideration;

(e)The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”).  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Award as exempt from Code Section 409A.  If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that a Stock Unit is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or

(f)The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

If (I) the Company is subject to a transaction described in this Section 9.3 before a Participant’s continuous Service terminates and (II) an outstanding Award is not continued, assumed or substituted in accordance with clause (a), (b) or (c) above, then a Participant who is entitled under an Award agreement, employment agreement or

Company policy to vesting acceleration (a “Vesting Arrangement”) that could be triggered as of a date following the effective time of the transaction as a result of a qualifying termination of Service shall be deemed to be vested, to the extent provided in the relevant Vesting Arrangement, as if all triggering events had occurred as of the effective time of the transaction with respect to any such unvested Award that would otherwise terminate at or immediately prior to the effective time irrespective of whether or not a qualifying Service termination has occurred.  It is intended that the previous sentence shall apply to Participants whose Vesting Arrangement provides for “double trigger” vesting acceleration and such Participants could be subjected to a Service termination triggering the acceleration after closing of the transaction at a time when the unvested portion of an Award will no longer exist.

Any action taken under this Section 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10.   OTHER AWARDS.

10.1Performance Cash Awards.  A Performance Cash Award is a cash award that may be granted subject to the attainment of specified Performance Goals during a Performance Period.  A Performance Cash Award may also require the completion of a specified period of continuous Service.  The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator.  Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan.  The terms of various Performance Cash Awards need not be identical.

10.2Awards Under Other Plans.  The Company may grant awards under other plans or programs.  Such awards may be settled in the form of Common Shares issued under this Plan.  Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11.   LIMITATION ON RIGHTS.

11.1Retention Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider.  The Company and its Parents and Subsidiaries reserve the right to terminate the Service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2Stockholders’ Rights.  Except as set forth in Sections 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

11.4Transferability of Awards.   The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law.  Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution.  An ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

11.5Other Conditions and Restrictions on Common Shares.  Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine.  Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally.  In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12.   TAXES.

12.1General.  It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan.  The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.

12.2Share Withholding.  To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired.  Such Common Shares shall be valued on the date when they are withheld or surrendered.  Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.

12.3Section 162(m) Matters(a).      The Administrator, in its sole discretion, may determine whether an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m).  The Administrator may grant Awards that are based on Performance Goals but that are not intended to qualify as performance-based compensation.  With respect to any Award that is intended to qualify as performance-based compensation, the Administrator shall designate the Performance Goal(s) applicable to, and the formula for calculating the amount payable under, an Award within 90 days following commencement of the applicable Performance Period (or such earlier time as may be required under Code Section 162(m)), and in any event at a time when achievement of the applicable Performance Goal(s) remains substantially uncertain.  Prior to the payment of any Award that is intended to constitute performance-based compensation, the Administrator shall certify in writing whether and the extent to which the Performance Goal(s) were achieved for such Performance Period.  The Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable under an Award that is intended to constitute performance-based compensation.

12.4Section 409A Matters.  Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A.  To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise.  A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).

12.5Limitation on Liability.  Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13.   FUTURE OF THE PLAN.

13.1Term of the Plan.  The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to approval of the Company’s stockholders under Section 13.3 below.  The Plan shall terminate automatically 10 years after the later of (a) the date when the Board adopted the Plan or (b) the date when the Board approved the most recent increase in the number of Common Shares reserved under Article 3 that was also approved by the Company’s stockholders.

13.2Amendment or Termination.  The Board may, at any time and for any reason, amend or terminate the Plan.  No Awards shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3Stockholder Approval.  To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 14.   DEFINITIONS.

14.1“Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

14.2“Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share, a Stock Unit or a Performance Cash Award.

14.3“Award Agreement” means a Stock Option Agreement, an SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.4“Board” means the Company’s Board of Directors, as constituted from time to time.

14.5“Change in Control” means:

(a)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(b)The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c)The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d)Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.  In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

14.6“Code” means the Internal Revenue Code of 1986, as amended.

14.7“Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

14.8“Common Share” means one share of the Class A common stock of the Company.  For purposes of Section 3.1, the Common Shares that may be added to the Plan from the Predecessor Plans shall refer to shares of Class B common stock remaining available under the Predecessor Plans or subject to awards granted under the Predecessor Plans; provided, however, that such shares of Class B common stock will become shares of Class A common stock for purposes of Awards granted pursuant to the Plan and that no Awards in respect of Class B common stock shall be granted under this Plan.

14.9“Company” means Veeva Systems Inc., a Delaware corporation.

14.10“Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent or a Subsidiary as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

14.11“Employee” means a common‑law employee of the Company, a Parent or a Subsidiary.

14.12“Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.13“Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

14.14“Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable.  If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate.  The Administrator’s determination shall be conclusive and binding on all persons.

14.15“IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Common Shares to the public.

14.16“ISO” means an incentive stock option described in Code Section 422(b).

14.17“NSO” means a stock option not described in Code Sections 422 or 423.

14.18“Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

14.19“Optionee” means an individual or estate holding an Option or SAR.

14.20“Outside Director” means a member of the Board who is not an Employee.

14.21“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.22“Participant” means an individual or estate holding an Award.

14.23“Performance Cash Award” means an award of cash granted under Section 10.1 of the Plan.

14.24“Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A.  Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary or an individual.  A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices.  The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates; provided, however, that if an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), such adjustment(s) shall only be made to the extent consistent with Code Section 162(m).

14.25“Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals.  Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.

14.26“Plan” means this Veeva Systems Inc. 2013 Equity Incentive Plan, as amended from time to time.

14.27“Restricted Share” means a Common Share awarded under the Plan.

14.28“Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.29“SAR” means a stock appreciation right granted under the Plan.

14.30“SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

14.31“Securities Act” means the Securities Act of 1933, as amended.

14.32“Service” means service as an Employee, Outside Director or Consultant.

14.33“Service Provider” means any individual who is an Employee, Outside Director or Consultant.

14.34“Stock Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

14.35“Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.36“Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

14.37“Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

14.38“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date

14.39“Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company with which the Company combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

Appendix A

Performance Criteria

The Administrator may establish Performance Goals derived from one or more of the following criteria when it makes Awards of Restricted Shares or Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards:

• Annual contract subscription fee value (net of associated third party royalties/payments or gross)	• Bookings (annual or total contract value)
• Calculated bookings (i.e., revenue plus change in short term deferred revenue)	• Cash flow and free cash flow
• Cash margin	• Cash position
• Collections	• Committed annual recurring revenue (CARR)
• Consulting utilization rates	• Costs of goods sold
• Customer renewals (measured in terms of revenue or customer count)	• Customer retention rates from an acquired company, business unit or division
• Customer satisfaction or customer referenceability	• Deferred revenue
• DSO	• Earnings per share
• Gross margin	• Headcount
• Internal rate of return	• Margin contribution
• Market share	• Net income
• Net income after tax	• Net income before tax
• Net income before interest and tax	• Net income before interest, tax, depreciation and amortization
• Operating cash flow	• Operating expenses

• Operating income	• Operating margin
• Personnel retention or personnel hiring measures	• Product defect measures
• Product release timelines	• Product or research and development related measures
• Return on assets	• Return on capital
• Return on equity	• Return on investment and cash flow return on investment
• Return on sales	• Revenue
• Revenue backlog	• Revenue conversion from an acquired company, business unit or division
• Revenue per employee	• Sales results
• Stock price	• Stock performance
• Technical system performance measures (e.g., system availability)	• Technical support incident measures
• Total stockholder return	• Working capital
• To the extent that an Award is not intended to comply with Code Section 162(m), other measures of performance selected by the Administrator

Any criteria used may be:

•	Measured in absolute terms or on a per share basis
•	Measured in terms of growth or as a percentage or percentage change
•	Compared to another company or companies (including relative to a peer group or index)
•	Measured against the market as a whole and/or according to applicable market indices
•	Measured against the performance of the Company as a whole or a segment of the Company or a particular product line, line of business or geography
•	Measured on a pre-tax or post-tax basis (if applicable)

•	Measured on a GAAP or non-GAAP basis, as established by the administrator in advance.

The attainment of performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof.  Performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria.  To the extent consistent with Code Section 162(m), the Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a performance measurement period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) any extraordinary, unusual or non-recurring items.

Veeva Systems Inc.
2013 Equity Incentive Plan

Notice of Stock Option Grant

You have been granted the following option to purchase shares of the Class A common stock of Veeva Systems Inc. (the “Company”):

Name of Optionee:	«Name»
Grant Number:	«GrantNo»
Total Number of Shares:	«TotalShares»
Type of Option:	«ISO» Incentive Stock Option
«NSO» Nonstatutory Stock Option
Exercise Price per Share:	$«PricePerShare»
Date of Grant:	«DateGrant»
Vesting Commencement Date:	«VestDay»
Vesting Schedule:

This option vests and becomes exercisable with respect to the first «CliffPercent»% of the shares subject to this option when you complete «CliffPeriod» months of continuous “Service” (as defined in the Plan) from the Vesting Commencement Date.  Thereafter, this option vests and becomes exercisable with respect to an additional «Percent»% of the shares subject to this option when you complete each additional «Period» months of continuous Service.

Expiration Date:

«ExpDate».  This option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement, and may terminate earlier in connection with certain corporate transactions as described in Article 9 of the Plan.

Veeva Systems Inc.
2013 Equity Incentive Plan

Stock Option Agreement

1. Grant of Option

Subject to all of the terms and conditions set forth in the Notice of Stock Option Grant (the “Grant Notice”), this Stock Option Agreement (the “Agreement”) and the Company’s 2013 Equity Incentive Plan (the “Plan”), the Company has granted you an option to purchase up to the total number of shares of the Company’s Class A common stock specified in the Grant Notice at the exercise price indicated in the Grant Notice.

As a condition of the grant of this option, you hereby agree to all of the terms and conditions described herein and in the Plan.

All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Grant Notice or the Plan.

2. Tax Treatment

This option is intended to be an incentive stock option under Section 422 of the Code or a nonstatutory stock option, as provided in the Grant Notice.  However, even if this option is designated as an incentive stock option in the Grant Notice, it shall be deemed to be a nonstatutory stock option to the extent it does not qualify as an incentive stock option under federal tax law, including under the $100,000 annual limitation under Section 422(d) of the Code.

3. Vesting

This option vests and becomes exercisable in accordance with the vesting schedule set forth in the Grant Notice.

In no event will this option vest or become exercisable for additional shares after your Service has terminated for any reason, as further described in Section 5 below.

4. Term of Option

This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Grant Notice.  (This option will expire earlier if your Service terminates earlier, as described below, and this option may be terminated earlier as provided in Article 9 of the Plan.)

5. Termination of Service

If your Service terminates for any reason, this option will expire immediately to the extent this option is unvested as of your termination date and does not vest as a result of your termination of Service. The Company determines when your Service terminates for all purposes of this option.

6. Regular Termination

If your Service terminates for any reason except death or total and permanent disability, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date three months after your termination date.

7. Death	If you die before your Service terminates, then this option will expire at the close of business at Company headquarters on the date 12 months after the date of death.
8. Disability

If your Service terminates because of your total and permanent disability, then this option will expire at the close of business at Company headquarters on the date six months after your termination date.

For all purposes under this Agreement, “total and permanent disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

9. Leaves of Absence and Part-Time Work

For purposes of this option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by applicable law, the Company’s leave of absence policy, or the terms of your leave.  However, your Service terminates when the approved leave ends, unless you immediately return to active work; provided, however, if reemployment upon expiration of the approved leave is not guaranteed by statute or contract, then any incentive stock option shall cease to be treated as such and shall instead be treated as a nonstatutory stock option beginning six months following the first day of such leave.

If you go on a leave of absence, then the vesting schedule specified in the Grant Notice may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave.  If you commence working on a part-time basis, the Company may adjust the vesting schedule so that the rate of vesting is commensurate with your reduced work schedule.

10. Restrictions on Exercise	The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

11. Notice of Exercise

When you wish to exercise this option, you must notify the Company or its designated agent, including E*TRADE Financial Corporate Services, Inc. (“E*TRADE”).  Your notice must specify how many shares you wish to purchase.  The notice will be effective when the Company receives it.

However, if you wish to exercise this option by executing a same-day sale (as described below), you must follow the instructions of the Company and the broker who will execute the sale.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

You may only exercise your option for whole shares.

12. Form of Payment

When you submit your Notice of Exercise, you must make arrangements for the payment of the option exercise price for the shares that you are purchasing.  To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:

•    By delivering to the Company your personal check, a cashier’s check or a money order, or arranging for a wire transfer.

•    If permitted by the Administrator, by surrendering, or attesting to the ownership of, shares of Company stock that you already own with a fair market value on the date of surrender equal to the aggregate exercise price of the shares to which the option is exercised.

•    If permitted by the Administrator, by a “net exercise” arrangement, pursuant to which the Company will have a number of shares subtracted from the option shares issued to you equal to the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price.

•    By giving to a securities broker approved by the Company irrevocable directions to sell all or part of your option shares and to deliver to the Company, from the sale proceeds, an amount sufficient to pay the option exercise price and any withholding taxes.  (The balance of the sale proceeds, if any, will be delivered to you.)  The directions must be given in accordance with the instructions of the Company and the broker.  This exercise method is sometimes called a “same-day sale.”

13. Withholding Taxes

You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise.  These arrangements include payment in cash. With the Company’s consent, these arrangements may also include (a) payment from the proceeds of the sale of shares through a Company-approved broker, (b) withholding shares of the Company’s Class A common stock that otherwise would be issued to you when you exercise this option with a fair market value no greater than the minimum amount required to be withheld by law, (c) surrendering shares that you previously acquired with a fair market value no greater than the minimum amount required to be withheld by law, or (d) withholding cash from other compensation.  The fair market value of withheld or surrendered shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the withholding taxes.

14. Restrictions on Resale

You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.  This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Specifically, you agree to comply with the Company’s Securities Trading Policy when selling shares of the Company’s Class A common stock.

15. Transfer of Option

Prior to your death, only you may exercise this option.  You cannot transfer or assign this option.  For instance, you may not sell this option or use it as security for a loan.  If you attempt to do any of these things, this option will immediately become invalid.  You may, however, dispose of this option in your will or by means of a written beneficiary designation; provided, however, that your beneficiary or a representative of your estate acknowledges and agrees in writing in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary of the estate were you.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.

16. Retention Rights

Your option or this Agreement does not give you the right to be retained by the Company, a Parent or a Subsidiary in any capacity.  The Company and its Parents and Subsidiaries reserve the right to terminate your Service at any time, with or without cause.

17. Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company, paying the exercise price, and satisfying any applicable withholding taxes.  No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

18. Recoupment Policy	This option, and the shares acquired upon exercise of this option, shall be subject to any Company recoupment policy in effect from time to time.
19. Adjustments

In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the option exercise price per share will be adjusted pursuant to the Plan.

20. Effect of Significant Corporate Transactions	If the Company is a party to a merger, consolidation, or certain change in control transactions, then this option will be subject to the applicable provisions of Article 9 of the Plan.
21. Notice

You agree to accept by email all documents relating to this option, the Agreement, or the Plan (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a website, it will notify you by email.

22. Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions).
23. Electronic Delivery and Acceptance

The Company, may in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including E*TRADE.

24. Deemed Acceptance of Grant

If you did not indicate your online acceptance of this option and its terms and conditions (as set forth in the Grant Notice, this Agreement and the Plan) and you did not otherwise agree to the terms of this option, you will be deemed to have agreed to the terms of this option (as set forth in the Grant Notice, this Agreement and the Plan), unless you provide the Company with a written notice to the contrary within 60 days of receipt of the Grant Notice and this Agreement.  Any such notice may be addressed to the Company at the following email address: equity@veeva.com.

25. The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

This Plan, this Agreement and the Grant Notice constitute the entire understanding between you and the Company regarding this option.  Any prior agreements, commitments or negotiations concerning this option are superseded.  This Agreement may be amended only by another written agreement between the parties.

Veeva Systems Inc.
2013 Equity Incentive Plan
Notice of Restricted Stock Unit Award

You have been granted restricted stock units representing shares of the Class A common stock of Veeva Systems Inc. (the “Company”) on the following terms:

Name of Recipient:	«Name»
Grant Number:	«GrantNo»
Total Number of Stock Units Granted:	«TotalUnits»
Date of Grant:	«DateGrant»
Vesting Commencement Date:	«VestDay»
Vesting Schedule:

The first «CliffPercent»% of the restricted stock units subject to this award will vest when you complete   «CliffPeriod» months of continuous Service (as defined in the Plan) after the Vesting Commencement Date. Thereafter, an additional «IncrementPercent»% of the restricted stock units subject to this award will vest when you complete each additional «IncrementPeriod»-month period of continuous Service

Veeva Systems Inc.
2013 Equity Incentive Plan

Restricted Stock Unit Agreement

1. Grant of Units

Subject to all of the terms and conditions set forth in the Notice of Restricted Stock Unit Award (the “Grant Notice”), this Restricted Stock Unit Agreement (the “Agreement”) and the Company’s 2013 Equity Incentive Plan (the “Plan”), the Company has granted to you the number of restricted stock units set forth in the Grant Notice.

You and the Company agree that these restricted stock units are granted under and governed by the terms and conditions described herein and in the Plan.

All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Grant Notice or the Plan.

2. Payment for Units	No payment is required for the restricted stock units that you are receiving.
3. Vesting	The restricted stock units vest in accordance with the vesting schedule set forth in the Grant Notice. No additional restricted stock units vest after your Service has terminated for any reason.
4. Forfeiture

If your Service terminates for any reason, then your restricted stock units will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination of your Service.  This means that any restricted stock units that have not vested under this Agreement will be cancelled immediately.  You receive no payment for restricted stock units that are forfeited.  The Company determines when your Service terminates for all purposes of your restricted stock units.

5. Leaves of Absence and Part-Time Work

For purposes of this award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by applicable law, the Company’s leave of absence policy, or the terms of your leave.  However, your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Grant Notice may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave.  If you commence working on a part-time basis, the Company may adjust the vesting schedule so that the rate of vesting is commensurate with your reduced work schedule.

6. Settlement of Restricted Stock Units

Each restricted stock unit will be settled on the day on which the restricted stock unit vests or as soon thereafter as is administratively practicable.  However, each restricted stock unit must be settled not later than March 15th of the calendar year following the calendar year in which the restricted stock unit vests.

At the time of settlement, you will receive one share of the Company’s Class A common stock for each vested restricted stock unit.  But the Company, at its sole discretion, may substitute an equivalent amount of cash if the distribution of stock is not reasonably practicable due to the requirements of applicable law.  The amount of cash will be determined on the basis of the market value of the Company’s Class A common stock at the time of settlement.

No fractional shares will be issued upon settlement.

7. Section 409A

This paragraph applies only if the Company determines that you are a “specified employee,” as defined in the regulations under Code Section 409A at the time of your “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h) and it is determined that settlement of these restricted stock units is not exempt from Code Section 409A.  If this paragraph applies, then any restricted stock units that otherwise would have been settled during the first six months following your “separation from service” will instead be settled on the first business day following the earlier of (i) the six-month anniversary of your separation from service or (ii) your death, unless the event triggering vesting is an event other than your separation from service.

Each installment of restricted stock units that vests is hereby designated as a separate payment for purposes of Code Section 409A.

8. Nature of Units

Your restricted stock units are mere bookkeeping entries.  They represent only the Company’s unfunded and unsecured promise to issue shares of Class A common stock (or distribute cash) on a future date.  As a holder of restricted stock units, you have no rights other than the rights of a general creditor of the Company.

9. No Voting Rights or Dividends

Your restricted stock units carry neither voting rights nor rights to cash dividends.  You have no rights as a stockholder of the Company unless and until your restricted stock units are settled by issuing shares of the Company’s Class A common stock.

10. Units Nontransferable	You may not sell, transfer, assign, pledge or otherwise dispose of any restricted stock units. For instance, you may not use your restricted stock units as security for a loan.

11. Beneficiary Designation

You may dispose of your restricted stock units in a written beneficiary designation.  A beneficiary designation must be filed with the Company on the proper form.  It will be recognized only if it has been received at the Company’s headquarters before your death.  If you file no beneficiary designation or if none of your designated beneficiaries survives you, then your estate will receive any vested restricted stock units that you hold at the time of your death.

12. Withholding Taxes

No settlement of this award will occur, and no stock certificates will be distributed to you, unless you have made arrangements satisfactory to the Company for the payment of any withholding taxes that are due as a result of the vesting or settlement of this award (the “Tax Withholding Obligation”).

As a condition of the grant of this award, you are deemed to instruct and authorize the Company and a brokerage firm determined acceptable to the Company for such purpose to sell on your behalf a number of whole shares of Class A common stock from the shares that are issuable upon settlement hereof as are necessary to generate cash proceeds determined by the Company to be sufficient to satisfy the Tax Withholding Obligation.  Such shares will be sold on the date on which the Tax Withholding Obligation arises or as soon thereafter as practicable.  You acknowledge and agree that the Company is under no obligation to arrange for such sale at any particular price, that you are responsible for all fees and other costs of sale, that you are hereby agreeing to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale, and that the proceeds of any such sale may not be sufficient to satisfy your Tax Withholding Obligation.  In the event that such proceeds are not sufficient, you agree to pay to the Company (or if applicable a Subsidiary employing you) as soon as practicable, including through additional payroll withholding, the amount of any such shortfall.  To the extent the proceeds of such sale exceed your Tax Withholding Obligation, the Company agrees to pay such excess in cash to you through payroll as soon as practicable.

The Company may in its sole discretion determine at least 60 days prior to the on which a Tax Withholding Obligation will arise that it will not accept satisfaction of your Tax Withholding Obligation through the process described above, in which case it may instead require you to satisfy such obligation in one or a combination of the following manners:

•    Withholding shares of the Company’s Class A common stock that would otherwise be issued to you when the restricted stock units are settled equal in value to the Tax Withholding Obligation.  The fair market value of the withheld shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the Tax Withholding Obligation.  If the Company satisfies the Tax Withholding Obligation by withholding a number of shares of the Company’s Class A common stock as described above, you are deemed to have been issued the full number of shares subject to the award of restricted stock units.

•    Withholding the amount of any Tax Withholding Obligation from your wages or other cash compensation paid to you by the Company.

•    Any other means approved by the Company.

You agree to pay to the Company in cash any amount of Tax Withholding Obligation that the Company does not elect to satisfy by the means described above.  If cash is to be distributed pursuant to this award instead of shares, the Company will withhold from the cash delivered to you an amount necessary to satisfy the Tax Withholding Obligation.

To the extent you fail to make satisfactory arrangements for the payment of any required withholding taxes, you will permanently forfeit the applicable restricted stock units.

13. Rule 10b5-1 Plan

You acknowledge that the instruction to the broker to sell in the foregoing section is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934 (the “Exchange Act”), and that this Agreement is intended to constitute a “binding contract” (a “10b5-1 Plan”) under, and is to be interpreted to comply with the requirements of, such rule.  This 10b5-1 Plan is being adopted to permit you to sell a number of shares to be issued upon the vesting/settlement of this award sufficient to pay the Tax Withholding Obligation that becomes due as a result of such event.  It is adopted to be effective on the Date of Grant of this award; provided that if you are in possession of material nonpublic information about the Company as of such date, then it shall be effective as of the first date thereafter on which you are not in possession of material nonpublic information.  This 10b5-

1 Plan will become operational on the first date on which a Tax Withholding Obligation arises.  You hereby appoint the Company as your agent and attorney-in-fact to instruct the broker with respect to the number of shares to be sold under this 10b5-1 Plan.

You hereby authorize the broker to sell the number of shares of the Company’s Class A common stock determined as set forth above and acknowledge that the broker is under no obligation to arrange for such sale at any particular price. You acknowledge that the broker may aggregate your sales with sales occurring on the same day that are effected on behalf of other Company employees pursuant to sales of shares vesting under Company options, restricted share awards or restricted stock unit awards and your proceeds will be based on a blended price for all such sales. You acknowledge that it may not be possible to sell shares of the Company’s common stock during the term of this 10b5-1 Plan due to (a) a legal or contractual restriction applicable to you or to the broker, (b) a market disruption, (c) rules governing order execution priority on the New York Stock Exchange, (d) a sale effected pursuant to this 10b5-1 Plan failing to comply (or in the reasonable opinion of the broker’s counsel is likely not to comply) with Rule 144 under the Securities Act of 1933, if applicable, or (e) if the Company determines that sales may not be effected under this 10b5-1 Plan.  You acknowledge that this 10b5-1 Plan is subject to the terms of any policy adopted now or hereafter by the Company governing the adoption and operation of 10b5-1 plans.

14. Restrictions on Resale

You agree not to sell any shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.  This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Specifically, you agree to comply with the Company’s Securities Trading Policy when selling shares of the Company’s Class A common stock.

15. Retention Rights

Your award or this Agreement does not give you the right to be retained by the Company, a Parent or a Subsidiary in any capacity.  The Company and its Parents and Subsidiaries reserve the right to terminate your Service at any time, with or without cause.

16. Adjustments

In the event of a stock split, a stock dividend or a similar change in Company stock, the number of your restricted stock units will be adjusted accordingly, as the Company may determine pursuant to the Plan.

17. Effect of Significant Corporate Transactions

If the Company is a party to a merger, consolidation, or certain change in control transactions, then your restricted stock units will be subject to the applicable provisions of Article 9 of the Plan, provided that any action taken must either (a) preserve the exemption of your restricted stock units from Code Section 409A or (b) comply with Code Section 409A.

18. Recoupment Policy	This award, and the shares acquired upon settlement of this award, shall be subject to any Company recoupment policy in effect from time to time.
19. Notice

You agree to accept by email all documents relating to this award, the Agreement, or the Plan (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a website, it will notify you by email.

20. Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions).
21. Electronic Delivery and Acceptance

The Company, may in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including E*Trade Financial Services, Inc.

22. Deemed Acceptance of Grant

If you do not sign the Grant Notice and do not otherwise agree to the terms and conditions of the restricted stock units (as set forth in the Grant Notice, this Agreement and the Plan), you will be deemed to have agreed to the terms and conditions of the restricted stock units (as set forth in the Grant Notice, this Agreement and the Plan), unless you provide the Company with a written notice to the contrary within 60 days of receipt of the Grant Notice and this Agreement.  Any such notice may be addressed to the Company at the following email address: laura.fahnlander@veeva.com.

23. The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

The Plan, this Agreement and the Grant Notice constitute the entire understanding between you and the Company regarding this award.  Any prior agreements, commitments or negotiations concerning this award are superseded.  This Agreement may be amended only by another written agreement between the parties.